Exhibit 99.1

CORRECTING and REPLACING -- Innovate Biopharmaceuticals Announces Successful Merger Completion

RALEIGH, N.C., Jan. 30, 2018 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by Innovate Biopharmaceuticals, Inc. (Nasdaq:INNT) please note that the stock symbol for Monster Digital, Inc. has been added to the end of the first bullet point. The corrected release follows:

Innovate Biopharmaceuticals Announces Successful Merger Completion

•	Completion of Merger with Monster Digital, Inc. (Nasdaq:MSDI)

•	Shares of combined company will begin trading on Nasdaq with new ticker INNT and will reflect a 1 for 10 reverse split on Wednesday, January 31, 2018

•	Concurrent financing of more than $21 million

•	Phase 3 clinical trials for larazotide acetate (INN-202) for celiac disease expected to commence Q2-2018

Innovate Biopharmaceuticals, Inc. (Nasdaq:INNT) a clinical stage biotechnology company focused on developing novel autoimmune and inflammation therapeutics, announced the completion of its merger (the “Merger”) with Monster Digital, Inc. today. In connection with the completed Merger, Monster Digital, Inc. was renamed Innovate Biopharmaceuticals, Inc. Innovate’s rich, late-stage clinical pipeline focuses on addressing unmet needs in diseases such as celiac disease, inflammatory bowel disease (IBD) and nonalcoholic steatohepatitis (NASH). Innovate Biopharmaceuticals shares will continue to trade under Monster Digital’s ticker MSDI on Tuesday, January 30, 2018, and, during such time, Nasdaq share numbers will not reflect the 1 for 10 reverse split that occurred on January 30, 2018. Innovate Biopharmaceuticals shares will commence trading on Nasdaq with the new ticker INNT and will reflect the 1 for 10 reverse split in trading on Wednesday, January 31, 2018.

Commenting on the Merger, Innovate’s CEO, Christopher Prior, Ph.D., stated: “We intend to use the proceeds from the concurrent financing to advance our celiac disease drug candidate into Phase 3 clinical trials with the goal of bringing a much-needed therapy to market for a disease that affects approximately 1% of the population. In addition, we believe that as a public entity we will be able to engage a wider range of investors, which will allow us to advance our mild-to-moderate ulcerative colitis combination therapy into Phase 2 trials and to expand our pipeline.”

Jay Madan, founder and president, of Innovate remarked, “It’s an exciting transition for Innovate as we strive to become a leader in autoimmune and inflammatory drug development for diseases with unmet medical needs. With the continued support from our existing investors, and now with access to the capital markets, our main focus will be rapidly progressing our clinical assets.”

H.C. Wainwright & Co. acted as lead placement agent and GP Nurmenkari, Inc. acted as co-lead placement agent in connection with the concurrent financing. Intuitive Venture Partners acted as exclusive financial advisor for the concurrent financing transaction. Piper Jaffray acted as Innovate’s exclusive financial advisor for the merger, and Wilson Sonsini Goodrich & Rosati, P.C. acted as Innovate’s legal counsel. The Benchmark Company LLC acted as Monster Digital’s financial advisor for the transaction and Manatt, Phelps & Phillips, LLP acted as Monster Digital’s legal counsel.

About the Transaction:

Under the terms of the definitive merger agreement, Innovate shareholders, including investors in a financing that closed concurrently with the Merger, will receive newly issued shares of Monster in exchange for Innovate stock. In connection with and prior to the closing of the Merger, Monster Digital effected a 1-for-10 reverse stock split of its common stock.

As previously disclosed, immediately prior to the effective date of the Merger, Monster completed a spin-off transaction (the “Spin-Off”). As a result of the Spin-Off, all of the business, assets and certain of the liabilities of Monster that were not assumed by Innovate in connection with the Merger were transferred into a private wholly-owned subsidiary of Monster, MD Holding Co., Inc. Further to the Spin-Off, holders of record of Monster’s common stock as of the close of business on January 29, 2018, will receive a pro rata distribution of one share of MD Holding Co., Inc. common stock for each share of Monster common stock held as immediately prior to the Spin-Off.

About Innovate Biopharmaceuticals, Inc.:

Innovate is a clinical stage biotechnology company focused on developing novel autoimmune and inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (INN-202), has successfully met its primary endpoint in a phase 2b efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA last year to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in Q2 2018. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has also received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a unique mechanism of action which decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across intestinal epithelial cells. Innovate believes that larazotide is the only drug in the clinic with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and others.

Innovate's second drug candidate, INN-108, is entering Phase 2 clinical trials for the treatment of mild to moderate ulcerative colitis. INN-108 is a novel small molecule comprised of two active parts with anti- inflammatory and immunodulatory properties coupled through an azo bond. To date Innovate has no reason to believe that INN-108 has any detectable systemic absorption when orally administered until it reaches the colon where the active components are released locally to reduce inflammation.

For more information, please visit http://www.innovatebiopharma.com/

Forward Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although Innovate believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Innovate has attempted to identify forward-looking statements by terminology including "possible," "may," "believe" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include, among others, statements regarding the proposed reverse-merger transaction with Innovate and the mechanism of action and therapeutic effects of larazotide acetate. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017, in our Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on May 19, 2017, in our Definitive Proxy Statement filed with the Securities and Exchange Commission on October 12, 2017, and in other documents filed by us from time to time with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Innovate Biopharmaceuticals, Inc.

Kendyle Woodard

Tel: 919-275-1933

Email: investor.relations@innovatebiopharma.com www.innovatebiopharma.com

Attachment Preview:

No attachments are included for this language.